                             SCHEDULE 14A
                            (Rule 14a-101)

                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No.    )

Filed by the registrant [ X ]  File No. 0-14703
Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ] Preliminary proxy statement [ X ] Definitive proxy statement [ ] Definitive additional materials
[   ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            NBT BANCORP INC.
      ----------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)

                          KATHIE J. DEIERLIEN
      ----------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box)
[ X ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
[   ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3)
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transactions applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

  (4) Proposed maximum aggregate value of transaction:

[ X ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and indentify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:  $125

  (2) Form, schedule or registration statement no.:  Preliminary Proxy
      Statement

  (3) Filing party:  Lawrence S. Lese

  (4) Date filed:  03/02/98

                                NBT BANCORP INC.

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING


                                                                  March 17, 1998
TO THE HOLDERS OF SHARES OF COMMON STOCK:

         NOTICE IS HEREBY GIVEN that pursuant to call of its Directors, the regular annual meeting of stockholders of NBT BANCORP INC. will be held at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York, on Saturday, April 18, 1998 at 11:00 a.m., for the purpose of considering and voting upon the following matters:

1. Election of Directors. To fix the number of directors at six and elect the candidates listed in the Proxy Statement dated March 17, 1998.

2. Ratification of the Board of Directors' action of the selection of independent public accountants for the year 1998.

3. A resolution to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 15,000,000 shares.

4. Approval of a proposal by the Board of Directors to amend the 1993 Stock Option Plan.

5. Transaction of such other business as may properly come before the Meeting or any adjournment thereof.




                                       By order of the Board of Directors

                                       /s/DARYL R. FORSYTHE

                                       Daryl R. Forsythe
                                       President and Chief Executive Officer

                                       /S/JOE C. MINOR

                                       Joe C. Minor
                                       Chief Financial Officer and Treasurer








WE URGE YOU TO MARK, SIGN, AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE--WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. ALSO, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING OR IN OPEN MEETING UPON WRITTEN NOTIFICATION TO THE CHIEF EXECUTIVE OFFICER.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                 PROXY STATEMENT

                                NBT BANCORP INC.
                              52 SOUTH BROAD STREET
                             NORWICH, NEW YORK 13815



     This Proxy Statement is being furnished by NBT Bancorp Inc. (the "Company"), a Delaware corporation, to its stockholders, in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at 11:00 a.m., on Saturday, April 18, 1998 (the "Meeting"), at the Norwich Senior High School auditorium located at Midland Drive, Norwich, New York 13815, and at any adjournments thereof.

     In the course of discussions in this Proxy Statement of recommendations and solicitations of votes, the term "Management" refers to the Board of Directors of NBT Bancorp Inc., unless otherwise required by the context.

     The approximate date on which this Proxy Statement is first being sent or given to stockholders is March 17, 1998.

     A copy of Form 10-K (Annual Report) for December 31, 1997, is being furnished to the stockholders together with a copy of this Proxy Statement. Copies of exhibits listed in the Form 10-K can be acquired BY WRITTEN REQUEST TO JOE C. MINOR, CHIEF FINANCIAL OFFICER AND TREASURER, NBT BANCORP INC., 52 SOUTH BROAD STREET, NORWICH, NEW YORK 13815.


                    VOTING, PROXY SOLICITATION AND REVOCATION

     Your proxy is solicited by the Board of Directors for use at the Meeting.

     If the enclosed form of proxy is properly executed and returned prior to or at the Meeting, and if not revoked prior to or at the Meeting, all shares represented thereby will be voted at the Meeting as specified in the proxy by the persons designated therein. Shares represented by such returned, unrevoked proxies which are not marked "AGAINST," "ABSTAIN" or "WITHHELD" will be voted to fix the number of directors at six and "FOR" the election of the nominees, "FOR" ratification of the auditor, "FOR" approval to amend the Company's Certificate to increase the Company's authorized Common Stock, and "FOR" approval of the amendments to the 1993 Stock Option Plan. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the Meeting, but will not be counted as voting with respect to any matter as to which the abstention or non-vote is indicated. The solicitation of proxies will be by mail, but proxies may also be solicited by telephone, telegraph or in person by officers and other employees of the Company. The entire cost of this solicitation will be borne by the Company. Should the Company, in order to solicit proxies, request the assistance of other banks, brokerage houses and other custodians, nominees or fiduciaries, the Company will reimburse such persons for their reasonable expenses in forwarding the proxies and proxy material to the beneficial owners of such shares. A stockholder may revoke his or her proxy by a later proxy or by delivery of notice of revocation to the Chief Executive Officer, in writing, at any time prior to the date and time of meeting or in open meeting. Attendance at the Meeting will not in and of itself revoke a proxy.

SHARES ENTITLED TO VOTE

     The Board of Directors has fixed the close of business on February 27, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on such date, there were outstanding and entitled to vote at the Meeting 9,049,820 shares of Common Stock, no par value, stated value $1.00 per share. There were 3,784 shareholders of record on that date. Each of the outstanding shares is entitled to one vote at the Meeting for all items set forth in the Notice. Shares held by the Trust Division of NBT Bank, National Association ("the Bank" or "NBT Bank, N.A.") as Sole Trustee may not be voted in the election of directors, but may be voted on other matters.

PRINCIPAL BENEFICIAL OWNERS OF COMMON STOCK

     No individual or group of individuals owns of record, or is known to the Company to own beneficially, more than 5% of the Common Stock. However, Cede & Co., a nominee of the Depository Trust Company, held record ownership on behalf of various of its customers on December 31, 1997, of 4,222,308 shares, or 46.8%, of the outstanding shares. The names of the beneficial owners of the shares held by those stockholders are unknown to management.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

     The By-laws of the Company provide that the number of Directors authorized to serve until the next annual meeting of stockholders shall be the number designated at the Annual Meeting and prior to the election of directors by the stockholders entitled to vote for the election of directors at that meeting. The Board has proposed and is requesting the stockholders to approve its proposal that the number of directors of the Company be set at six. Two persons have been designated by the Board as nominees for election at this Meeting and are being presented to the stockholders for election. The directors to be elected at the Meeting shall be determined by a plurality vote of the shares represented in person or by proxy, entitled to vote at the Meeting.

     Nominations of candidates for election as directors of the Company must be made in writing and delivered to or received by the President of the Company within ten days after notice of any Stockholders' meeting called for the election of directors. Such notification shall contain the name and address of the proposed nominee, the principal occupation of the proposed nominee, the number of shares of Common Stock that will be voted for the proposed nominee by the notifying stockholder, including shares to be voted by proxy, the name and residence of the notifying stockholder and the number of shares of Common Stock beneficially owned by the notifying stockholder.

     No person shall be eligible for election or elected as a director who shall have attained the age of 72 years, except for Mr. Everett Gilmour who was granted an exception to age 78 by resolution of the Board of Directors amending the By-laws.

     Nominations not made in accordance herewith may be disregarded by the Chairman of the meeting.

     The By-Laws of the Company permit the Board of Directors by a majority vote, between annual meetings of the stockholders, to increase the number of directors by not more than two members and to appoint qualified persons to fill the vacancies created thereby.

     The By-Laws of the Company provide for a classified Board of Directors. The Board is divided into three equal classes. Each class holds office for a term of three years, but only one class comes up for election each year (except in those cases where vacancies occur in other classes). The persons named below are being proposed as nominees for election as directors for the three-year term expiring at the annual meeting to be held in 2001, and until their successors are elected and qualify. The persons named in the enclosed proxy intend to vote for such nominees for election as directors, but if the nominees should be unable to serve, proxies will be voted for such substitute nominees as shall be designated by the Board of Directors to replace such nominees. It is believed that each nominee is available for election. The names of the nominees for election for the term as shown and certain information as to each of them are as follows:

                                                                                               Number of
                                         Principal Occupation During                           Common Shares            Percent
                             Date        Past Five Years and Other              Director       Beneficially Owned       of Shares
Name                         of Birth    Directorships (a)                      Since          on 12/31/97 (b)          Outstanding
-----------------------------------------------------------------------------------------------------------------------------------
Nominees for Directors with terms expiring in 2001:

Daryl R. Forsythe            08/02/43    President & CEO of NBT                 1992           13,068(1)                0.14%
                                           Bancorp Inc. & the Bank                                540(1)(b)                *
                                           since January 1995                                  10,218(2)                0.11%
                                         Vice President & General                               1,029(2)(b)                *
                                           Manager of Simmonds Precision                       59,554(3)                0.66%
                                           Engine Systems, a subsidiary
                                           of BF Goodrich Aerospace for more
                                           than 7 years previous thereto
                                         Directorships:
                                           Security Mutual Life Ins. Co. of NY;
                                           NBT Bank, N.A. since 1988

Everett A. Gilmour           05/22/21    Chairman of NBT Bancorp Inc.,          1986           60,853(1)                0.68%
                                           and the Bank since January 1995                      3,203(2)                   *
                                         Retired Chairman of NBT                                1,951(2)(b)                *
                                           Bancorp Inc. for more than
                                           5 years previous thereto
                                         Directorships:
                                           Preferred Mutual Ins. Co.(c);
                                           NYS Electric & Gas Co.;
                                           Norwich Aero Products, Inc.;
                                           NBT Bank, N.A. since 1962


Directors with terms expiring in 2000:

Andrew S. Kowalczyk, Jr.     09/27/35    Partner - Kowalczyk, Tolles,           1994            2,041(1)                   *
                                         Deery & Johnston, attorneys
                                         Director of NBT Bank, N.A.
                                           since 1994

John C. Mitchell             05/07/50    President & CEO of                     1994            6,443(1)                   *
                                           I.L. Richer Co.                                      2,592(2)(b)                *
                                           (agri. business)
                                         Directorships:
                                           Preferred Mutual Ins. Co.(c);
                                           NBT Bank, N.A. since 1993

Directors with terms expiring in 1999:

Peter B. Gregory             05/07/35    Partner, Gatehouse Antiques            1987           51,745(1)                0.57%
                                         Director of NBT Bank, N.A.                             7,219(1)(b)                *
                                           since 1978                                          17,544(2)(b)             0.19%
                                                                                               56,772(d)                0.63%

Paul O. Stillman             01/15/33    Chairman of Preferred                  1986           17,599(1)                0.20%
                                         Mutual Ins. Co. (c)                                      462(2)(b)                *
                                         Directorships:
                                           Excess Reinsurance Co.;
                                           Preferred Mutual Ins. Co. (c);
                                           Leatherstocking Cooperative
                                             Ins. Co;
                                           NBT Bank, N.A. since 1977

                     Executive Officers of NBT Bancorp Inc.
                      other than Directors who are Officers
                                                                                                 Number of
                                                      Present Position                           Common Shares          Percent
                                       Date of        and Principal                              Beneficially Owned     of Shares
Name                 Date of Birth     Employment     Position Last Five Years                   on 12/31/97(b)         Outstanding
John R. Bradley       9/28/43          4/19/93        Senior Vice President -                     1,644(1)                 *
                                                        Commercial Banking since May 1993           908(1)(b)              *
                                                      Senior Vice President and                  17,799(3)              0.20%
                                                        Senior Regional Lender -
                                                        Fleet Bank  1965 to 1993

Martin A. Dietrich    4/3/55           3/1/81         Senior Vice President - Retail Banking      3,551(1)                 *
                                                        since April 1996                          3,360(1)(b)              *
                                                      Senior Vice President -                     1,926(2)                 *
                                                        Chief Credit Officer 1995 - 1996            578(2)(b)              *
                                                      Regional Manager 1993 - 1995               14,187(3)              0.16%
                                                      Director of Marketing 1991 - 1993           4,763(e)                 *

Joe C. Minor         10/7/42           3/1/93         Chief Financial Officer                     2,279(1)                 *
                                                        & Treasurer of NBT                        1,180(1)(b)              *
                                                        Bancorp Inc. since September 1995        21,088(3)              0.23%
                                                      Chief Financial Officer,
                                                        Treasurer and Cashier of
                                                        the Bank since September 1995
                                                      Senior Vice President and Controller
                                                        of the Bank, 1993-1995
                                                      Owner, Public Accounting/Bank
                                                        Consulting Firm
                                                        Charlotte, NC 1983-1993

John D. Roberts       2/16/40          2/15/65        Vice President & Secretary of              12,522(1)              0.14%
                                                        NBT Bancorp Inc. since September 1995       750(1)(b)              *
                                                      Senior Vice President and                     195(2)(b)              *
                                                        Chief Trust Officer of the Bank          11,199(3)              0.12%
                                                        since February 1995
                                                      Executive Vice President
                                                        Chenango Mutual Insurance Co.
                                                        1989 to 1995

          All directors and executive officers as a group beneficially owned 421,591 shares as of December 31, 1997, which represented 4.68% of total shares outstanding, including shares owned by spouses and minor children, as to which beneficial ownership is disclaimed, and options exercisable within sixty days.

NOTES:
(a) The business experience of each director during the past five years was that typical to a person engaged in the principal occupation listed for each.
(b) The information under this caption regarding ownership of securities is based upon statements by the individual nominees, directors, and officers and includes shares held in the names of spouses and minor children as to which beneficial ownership is disclaimed. These indirectly held shares total in number 38,307 for the spouses and for minor children. In the case of officers and officer directors, shares of the Company's stock held in NBT Bank, National Association Employee Stock Ownership Plan as of December 31, 1997, are included.
(c)                   Preferred  Mutual  Insurance  Company,  of  which  Paul O.
                      Stillman is Chairman and Director, and Everett A. Gilmour and John C. Mitchell, are Directors, owns 87,104 shares; Messrs. Stillman, Gilmour, and Mitchell disclaim any beneficial ownership of any such shares.
(d) Dr. Gregory has power of attorney for Virginia Gregory but disclaims any beneficial ownership of any such shares.
(e) Mr. Dietrich has power of attorney for Veronica Ulrichs but disclaims any beneficial ownership of any such shares.
(f) The Everett & Pearl Gilmour Foundation, of which Everett Gilmour is a Director, owns 7,000 shares, Mr. Gilmour disclaims any beneficial ownership of any such shares.
(1)                   Sole voting and investment authority
(2)                   Shared voting and investment authority
(3) Shares under option from NBT Bancorp Inc. Stock Option Plan which are exercisable within sixty days of December 31, 1997.
*                     Less than .1%

                   BOARD MEETINGS AND COMMITTEES OF THE BOARD

     During 1997, there were four meetings of the Board of Directors. Each member attended at least 75% of the meetings of the Board and those committees on which he served. The full Board performed the duties of the Executive Committee. The following committees perform a dual role for the Company and the Bank.

Nominating and Organization Committee:

     Chairman: Andrew S. Kowalczyk, Jr.

     Members: Daryl R. Forsythe
              Dr. Peter B. Gregory
              Everett A. Gilmour
              J. Peter Chaplin
              Paul O. Stillman

     This committee, which met one time during 1997, nominates directors for election for the Company and the Bank. The committee also functions to insure a successful evolution of management at the senior level.

COMPENSATION AND BENEFITS COMMITTEE:

     Chairman: Paul O. Stillman

     Members:  Everett A. Gilmour
               Dr. Peter B. Gregory
               Andrew S. Kowalczyk,  Jr.
               John C. Mitchell
               Richard F. Monroe

     This committee has the responsibility of reviewing the salaries and other forms of compensation of the key executive personnel of the Company and the Bank. The committee met four times in 1997. The committee administers the Company's stock option plan.

AUDIT, COMPLIANCE AND LOAN REVIEW COMMITTEE:

     Chairman: John C. Mitchell

     Members:  J. Peter Chaplin
               Everett A. Gilmour
               Janet H. Ingraham
               Dan B. Marshman
               Richard F. Monroe
               Plus 2 rotating members each quarter

     The Audit, Compliance and Loan Review Committee represents the Board of Directors in fulfilling its statutory and fiduciary responsibilities for independent examinations of the Company including monitoring accounting and financial reporting practices and financial information distributed to stockholders and the general public. Further, the committee determines that the Company operates within prescribed procedures in accordance with adequate administrative, operating and internal accounting controls. It also makes recommendations to the Board with respect to the appointment of independent auditors for the following year. This committee met four times in 1997.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Directors and Executive Officers must, under Section 16(a) of the Securities Exchange Act of 1934, file certain reports of changes in beneficial ownership of Company securities. The Bank endeavors to assist Directors and

Executive Officers in filing the required reports. To the Company's knowledge all filing requirements under the Securities Exchange Act were satisfied.

                     COMPENSATION OF DIRECTORS AND OFFICERS

BOARD OF DIRECTORS FEES

     For 1997, members of the Board of Directors received a $3,000 annual retainer in the form of restricted stock and $600 per Board meeting attended. Board members also received $600 for each committee meeting attended. Chairmen of the committees received $900 for each committee meeting attended. Officers of the Company, who are also Directors, do not receive any fees. For 1998, members of the Board of Directors will continue to receive an annual retainer in the amount of $3,000 which will be payable in the form of restricted stock which will vest over a three year period.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the chief executive officer of the Company and the four most highly compensated executive officers, other than the chief executive officer, of the Company or the Bank who were serving as executive officers at the end of 1997 and whose total annual salary and bonus exceeded $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE
                                                                                         LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION                        AWARDS         PAYOUTS
                                                                                         Securities
Name and                                                             Other Annual        Underlying     LTIP        All Other
Principal Position             Year        Salary       Bonus(3)     Compensation(4)     Options(5)     Payouts     Compensation(6)
Daryl R. Forsythe,             1997        $280,000     $168,000                         32,760         $-0-        $31,798
  President and Chief          1996        $240,000     $120,000                         32,193         $-0-        $24,788
  Executive Officer of         1995        $240,000     $120,000                         33,918         $-0-        $13,756
  the Company and the Bank

Joe C. Minor (2),              1997        $125,000     $ 55,400                          9,135         $-0-        $14,400
  Chief Financial              1996        $115,000     $ 38,352                          7,717         $-0-        $11,446
  Officer and                  1995(1)     $ 94,154     $ 23,007                          5,903         $-0-        $ 7,956
  Treasurer of the
  Company and the Bank

John D. Roberts (2)            1997        $103,000     $ 45,000                          7,560                     $12,164
  Senior Vice President        1996        $ 95,670     $ 32,015                          6,063                     $ 8,779
  Chief Trust Officer of
  the Bank and Vice
  President and Secretary
  of the Company

Martin A. Dietrich (2)         1997        $110,000     $ 49,000                          8,085                     $12,992
  Senior Vice President -      1996        $100,000     $ 33,349                          6,725                     $10,028
  Retail Banking Division
  of the Bank

John R. Bradley (2)            1997        $ 95,000     $ 42,000                          6,930                     $11,832
  Senior Vice President        1996        $ 91,315     $ 29,981                          5,953                     $ 9,320
  and Senior Commercial
  Lender of the Bank

     NOTES:
     (1) Mr. Minor assumed these positions in September 1995. Prior thereto he was assistant treasurer and chief accounting officer of the Company.
     (2) Did not meet reporting requirements for previous years.
     (3) Represents bonuses under the Company's Executive Incentive Compensation Plan earned in the specified year and paid in January of the following year.
     (4) Individual  amounts,  and in the aggregate,  are immaterial.
     (5) Grant amount adjusted for the 5% stock dividends in December 1995, 1996, and 1997.
     (6) In 1997, 1996, and 1995 the Bank contributed $424,302,  $607,557,  and
         $483,240, respectively, to the Bank's Employees' Stock Ownership Plan ("ESOP"). With the 1997 contribution, the Bank as trustee of the ESOP will purchase shares of Common Stock of the Company at the fair market value on the dates of purchase and will allocate these shares to the accounts of the participants. The amount shown includes the amount allocated to the named executive. An individual's maximum compensation eligible for the ESOP contribution is $150,000. Includes payments by the Company with respect to the death benefits agreement ($774 for Mr. Forsythe), disability agreement ($7,734 for Mr. Forsythe), and matching contributions by the Company or the Bank pursuant to the Company's and Bank's Section 401(k) retirement plan in the amount of $8,000, ESOP contribution of $6,400, and the value of personal share of the auto of $5,684 for Mr. Forsythe. ESOP contributions of $6,400, $5,774, $5,259 and $5,407 and 401(k) matching contributions of $8,000,
         $7,218, $6,573 and $6,757 were made for Mr. Minor, Mr. Dietrich, Mr. Bradley and Mr. Roberts respectively.

OPTION GRANTS INFORMATION

     The following table presents information concerning grants of stock options made during 1997 to each of the executive officers named in the Summary Compensation Table above. All information has been adjusted for the December 1997 stock dividend. No gain to the optionees is possible without an increase in stock price which will benefit all shareholders proportionately. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stockholdings are dependent on the future performance of NBT Bancorp Inc. Common Stock. There can be no assurance that the potential realizable values shown in this table will be achieved.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                   Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                   of Stock Price Appreciation
                                                          Individual Grants                        For Option Term (2)
                            ------------------------------------------------------------------     ----------------------------
                            # of
                            Securities      % of Total
                            Underlying      Options Granted      Exercise
                            Options         to Employees         Price
NAME                        Granted(1)      In Fiscal Year       ($/SH)        Expiration Date         5%           10%
----                        ----------      ---------------      ---------     ---------------         --           ---
Daryl R. Forsythe           32,760          27.8%                17.11         January 2007         $352,510      $893,330
Joe C. Minor                 9,135           7.8%                17.11         January 2007         $ 98,296      $249,102
John R. Bradley              6,930           5.9%                17.11         January 2007         $ 74,569      $188,974
John D. Roberts              7,560           6.4%                17.11         January 2007         $ 81,349      $206,153
Martin A. Dietrich           8,085           6.9%                17.11         January 2007         $ 86,998      $220,469

NOTES:
(1) Non-qualified options have been granted at fair market value at the date of grant. At the time of grant, options are 40% vested after one year from grant date; an additional 20% vests each year thereafter.

(2) The potential realizable value of each grant of options, assuming that the market price of the underlying security appreciates in value from the date of grant to the end of the option term, at the specified annualized rates. The assumed growth rates in price in the Company's stock are not necessarily indicative of actual performance that may be expected. The amounts exclude the cost by the executive to exercise such options.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table presents information concerning the exercise of stock options during 1997 by each of the executive officers named in the Summary Compensation Table above, and the value at December 31, 1997, of unexercised options that are exercisable within sixty days of December 31, 1997. These values, unlike the amounts set forth in the column headed "Value Realized," have not been, and may never be realized. The underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of NBT Bancorp Inc. Common Stock on the date of exercise. There can be no assurance that these values will be realized.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES
                                                                        Number of Securities       Value of Unexercised
                                                                        Underlying Unexercised     In-the-Money Options
                                                                        Options at FY-End(2)       at FY-End(2)
                                                                        ----------------------     --------------------
                            Shares Acquired                             Exercisable/               Exercisable/
Name                        On Exercise          Value Realized(1)      Unexercisable              Unexercisable
----                        ---------------      -----------------      -------------              -------------
Daryl R. Forsythe           -0-                  $-0-                   59,554/39,316              711,188/436,869
Joe C. Minor                -0-                  $-0-                   21,008/ 9,748              266,464/106,605
John R. Bradley             -0-                  $-0-                   17,799/ 7,534              218,920/ 82,631
John D. Roberts             -0-                  $-0-                   11,199/ 8,095              132,082/ 88,684
Martin A. Dietrich          -0-                  $-0-                   14,187/ 8,281              172,750/ 89,939

NOTES:
(1) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options on the date of exercise.
(2) Represents difference between the fair market value of the securities underlying the options and the exercise price of the options at December 31, 1997.

RETIREMENT PLAN

     The following table presents information with respect to the pension plan of the Company and the Bank. The table shows the estimated annual benefits payable upon retirement in specified compensation and years of service classifications for participants retiring on December 31, 1997.

                                         Years of Participation
                       --------------------------------------------------------
Final Average
Earnings               10 Years       20 Years       30 Years       40 Years
-------------          ----------     ----------     ----------     -----------
$ 15,000     N         $ 2,030.32     $ 3,627.11     $ 5,760.70     $  7,894.29
             Q           1,888.89       3,374.44       5,359.41        7,344.37

$ 25,000     N           3,418.43       6,045.18       9,601.16       13,157.15
             Q           3,180.30       5,624.07       8,932.34       12,240.62

$ 40,000     N           6,051.97      10,387.42      16,497.67       22,523.78
             Q           5,630.39       9,663.83      15,348.44       20,954.77

$ 70,000     N          11,827.04      20,588.65      32,699.63       44,379.76
             Q          11,003.17      19,154.45      30,421.77       41,288.26

$100,000     N          17,628.36      30,789.89      48,901.58       66,235.73
             Q          16,400.37      28,645.06      45,495.10       61,621.75

$200,000     N          28,758.10      54,160.78      86,020.06      116,307.48
             Q          26,754.81      50,387.94      80,027.90      108,205.50

$300,000     N          30,407.63      63,928.63      97,449.63      121,595.33
             Q          28,289.43      59,475.36      90,661.29      113,125.00

$400,000     N          30,407.63      63,928.63      97,449.63      121,595.33
             Q          28,289.43      59,475.36      90,661.29      113,125.00

$500,000     N          30,407.63      63,928.63      97,449.63      121,595.33
             Q          28,289.43      59,475.36      90,661.29      113,125.00

N=Normal Form of Benefit for a Single Participant-5 Years Certain and
Continuous.
Q=Normal Form of Benefit for a Married Participant-Qualified Joint and Survivor (50% of benefit payable to spouse at death of Participant). Spouse's age assumed to be equal to Participant's age for above calculations. Salaries are assumed to increase at a rate of 4% per year from date of hire through date of retirement for above calculations.

     The Company has in effect a non-contributory pension plan for all eligible employees which is self-administered. Eligible employees are those who work in excess of 1,000 hours per year, have completed one year of service and have attained age 21. The plan is qualified under Section 401(a) of the Internal Revenue Code. Employer contributions to the plan are computed on an actuarial basis using the projected unit credit cost method including amortization of any past service costs over a thirty-year period. Pension costs are funded as accrued. The minimum required and maximum deductible contributions for the plan year ending December 31, 1997, were $715,728.00 and $972,205.00, respectively. The plan provides for 100% vesting after five years of qualified service. Earnable compensation for the plan is defined as fixed basic annual compensation, including bonuses, overtime and other taxable compensation, but excluding the Company's cost for any public or private employee benefit plan, including this retirement plan. Benefit computations are based on an average final compensation amount which is the average annual earnable compensation during the five consecutive year period in an employee's last ten years of qualified service which produces the highest such average.

     The annual normal retirement benefit of a participant who becomes eligible for benefits shall equal the greater of the amounts described in A and B below, with that sum then reduced by the amount described in C below.

          A.  The sum of (i), (ii), and (iii) below:

              i. The participant's accrued benefit under the predecessor plan as of September 30, 1989.

              ii. For years of benefit service earned after September 30, 1989 and before January 1, 1995, the sum of 1.60 percent of the participant's final average earnings for each year of benefit service plus .60 percent of the participant's final average earnings that is in excess of covered compensation for such year of benefit service.

              iii. For years of benefit service earned after December 31, 1994, the sum of 1.25 percent of the participant's final average earnings for each such year of benefit service, plus .60 percent of the participant's final average earnings that is in excess of covered compensation for each such year of benefit service.

          B. The sum of 1.60 percent of the participant's final average earnings for each year of benefit service through December 31, 1994, plus .65% of the participant's final average earnings that is in excess of covered compensation for each year of benefit service through December 31, 1994.

          C. The annual normal retirement benefit payable to the participant from the Retirement Plan of Irving Bank Corporation and Affiliated Companies.

                 The number of years of benefit service taken into account under the plan shall be limited to the greater of 30, or the number of years of benefit service completed by the participant as of December 31, 1994 (up to a maximum of 40 for the basic benefit and a maximum of 35 for the excess portion of the benefit).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

     There are no employment contracts between the Company or the Bank and the named executive officers.

CHANGE IN CONTROL CONTRACTS

The Company has entered into a change in control contract with each of Messrs. Forsythe, Minor, Dietrich, Bradley and Roberts. The contract provides in general that, in the event that the Company or the Bank is acquired by another company or any of certain other changes in control of the Company or the Bank should occur and further if within 24 months from the date of such acquisition or change in control Messrs. Forsythe, Minor, Dietrich, Bradley or Roberts respective employment with the Company or the Bank is terminated without cause or their salary is reduced or their duties or responsibilities are changed (except in a promotion) Mr. Forsythe will be entitled to receive severance pay equal to 2.99 times a base amount and Messrs. Minor, Dietrich, Bradley and Roberts will be entitled to receive 2.0 times a base amount. An executive's base amount for these purposes is his average annual compensation includible in his gross taxable income for the five years preceding the year in which the change in control occurs (or, if he has been employed by the Company for less than those five years, for the number of those years during which he has been employed by the Company, with any partial year annualized), including base salary, non-deferred amounts under annual incentive, long-term performance, and profit-sharing plans, distributions of previously deferred amounts under such plans, and ordinary income recognized with respect to stock options. The agreement is effective until December 31, 1998, and is automatically renewed for one additional year commencing at December 31, 1998 and each December 31 thereafter.

SUPPLEMENTAL RETIREMENTS BENEFITS

     The Company agreed in January 1995 to provide Mr. Forsythe with supplemental retirement benefits ("SERP"). The SERP will provide that annual supplemental benefits at normal retirement will be equal to 50% of Mr. Forsythe's average base salary and bonuses for the five salary years immediately preceding the date of retirement, less the sum of annual amounts payable to the individual under (a) the Company's pension plan, (b) the Company's ESOP, (c) social security, and (d) the pension plan of former employers, as the case may be. Reduced amounts will be payable under the SERP in the event Mr. Forsythe takes early retirement. Except in the case of early retirement, payment of benefits will commence upon Mr. Forsythe's attainment of age 65. The SERP provides that it shall at all times be unfunded.

     A Supplemental Retirement Plan has also been provided to Mr. Roberts who was employed by the Bank between February 15, 1965, through November 1, 1989 and from February 6, 1995, to date. The purpose of the plan is to provide the benefits Mr. Roberts would have earned under the Bank's Qualified Retirement Plan had he been employed continuously by the Bank from February 15, 1965, through his actual termination of employment at anytime after February 6, 1995. The plan will provide supplemental retirement income in excess of the retirement benefits otherwise provided to the Executive under the Bank's Qualified Retirement Plan.

DARYL R. FORSYTHE EMPLOYMENT

     Mr. Forsythe was hired effective January 1, 1995 as president and chief executive officer of the Company and the Bank. Mr. Forsythe is employed at will without an employment contract at an annual salary of $280,000 for the past year and at $300,000 for 1998. As an executive officer, Mr. Forsythe is eligible to participate in the Company's and the Bank's various employee benefit plans, including the Executive Incentive Compensation Plan, the Stock Option Plan, the retirement plan, the ESOP, and the various health, disability, and life insurance plans. The Company and Mr. Forsythe have entered into a wage continuation plan which provides that during the first three months of disability Mr. Forsythe will receive 100% of his regular wages reduced by any benefits received under social security, workers' compensation, state disability plan or any other government plan or other program, such as group coverage, paid for by the Bank. Additionally, if the disability extends beyond three months, Mr. Forsythe will receive payments of $7,000 per month under an insurance policy with The New England. The annual cost of the policy is $7,734, which is reflected in the Summary Compensation Table above. Mr. Forsythe and the Company have entered into a death benefits agreement. The policy is a split-dollar life insurance policy on Mr. Forsythe's behalf in the face amount of $800,000. The Company is the owner of the policy. Upon Mr. Forsythe's death, his named beneficiary will receive $600,000 from the policy's proceeds, while the Company will receive the remainder of the policy's proceeds. Upon termination of the death benefits agreement (e.g., upon termination of Mr. Forsythe's employment), Mr. Forsythe is required to transfer all of his right, title, and interest in the policy to the Company. The Company pays the premium on the policy, 75% of the cost being attributable to Mr. Forsythe and is reflected in the Summary Compensation Table above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ending December 31, 1997, Everett A. Gilmour, Chairman of the Company and a member of the Compensation and Benefits Committee served on the Board of Directors of Preferred Mutual Insurance Company whose Chairman is Paul O. Stillman who is Chairman of the Company's and of NBT Bank's Compensation and Benefits Committee. Mr. Gilmour was Chairman of the Company and the Bank from 1972 to 1988 and January 1995 to present.

     The law firm of Kowalczyk,  Tolles,  Deery and Johnston,  of which Director
Andrew S. Kowalczyk, Jr. is a partner and a member of the Compensation and Benefits Committee, provides legal services to the Company and the Bank from time to time. Payments for services for 1997 totaled $87,000. These services occur in the ordinary course of business and at the same terms and those prevailing for comparable transactions with other law firms.

     John D. Roberts, an executive officer of the Company, is a director of the I.L. Richer Co. whose President and CEO, John C. Mitchell, serves on the Compensation and Benefits Committee.

     Richard Monroe, a member of the Compensation and Benefits Committee, is a retiree of the Company and served as Senior Vice President-Manager of Newark Valley Office from 1973 to 1985.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The primary responsibility of the Compensation and Benefits Committee ("Committee") is to design, implement, and administer all facets of the compensation and benefits programs of the Company for all employees. The Committee is composed entirely of outside, non-employee directors. The Committee approves participants who are eligible for the Executive Incentive Compensation Plan, sets the Plan targets for each year and approves payouts thereon, awards stock option grants, approves the annual contribution to the Employee Stock Ownership Plan for all employees, approves executive compensation, annually reviews the performance of the CEO and recommends the CEO compensation package to the Board. Actions of the Committee are presented to the Board of Directors for approval. The objective of the Company's executive compensation program is to develop and maintain executive reward programs which contribute to the enhancement of shareholder value, while attracting and retaining key executives who are critical to the long-term success of the Company. It is expected that total compensation will vary annually, based on Company and individual performance.

     The Compensation Committee retains the services of an executive salary and benefits consultant, who is independent and unassociated with the Company, the CEO, or any member of the Board or management to assist in setting the total compensation package of senior management. To assist the Committee in fulfilling its responsibilities, the independent consultant provides advice and guidance directed toward ensuring that the Board's practices are consistent within the industry, consistent with and in support of the goals and objectives of the Company and fairly applied throughout the Company.

     The Committee believes it is critical to the ongoing success of the Company that its executives continue to be among the most highly qualified and talented available to lead the organization in the creation of shareholder value. In support of this objective, the philosophy of the Committee in approving and recommending executive compensation is based upon the following criteria:

* Design a total compensation package that includes a base salary, an annual incentive plan that is linked to shareholder interests, and a stock option plan that encourages share ownership and is also linked with shareholder interests.

* Set base salaries that are commensurate with each individual's responsibility, experience, and contribution to the Company.

* Ensure that salaries are competitive within the industry so as to be able to attract and retain highly qualified executives.

*     Promote a pay for performance culture.

     The Company's executive compensation program, discussed in detail below, is made up of both fixed (base salary) and variable (incentive) compensation elements. Variable compensation consists of annual cash incentives and stock option grants. The Committee and the management of the Company believe that variable compensation should be based both on short-term and long-term measurements and be directly and visibly tied to Company performance, so that, while introducing appropriate risk in the payout levels, such compensation will promote a pay for performance culture within the executive team.

     In reviewing executive compensation, the Committee considers a variety of factors including past performance and the Board's expectations for improvement in the future. The CEO and senior executive management review executive compensation throughout the year. The CEO presents recommendations for compensation for the Senior Management Team to the Committee each year prior to year-end for their approval. The Committee annually reviews the CEO's performance against pre-established goals and with respect to the performance of the Company. Improvements in historical measures such as ROA, ROE, profit improvement, non-performing assets to total assets and net non-interest expense to total expense are considered in the Committee's assessment of performance. During 1997, all of these measures showed improvement from 1996. ROA and ROE rose from 1.10% and 11.80% to 1.20% and 12.97%, respectively, improvements of 9% for ROA and 10% for ROE. The Committee maintained safety and soundness and once again received a "blue ribbon" and "five star" ratings by outside agencies. The Company maintained its satisfactory ratings from regulatory examinations as well.

BASE SALARY. Although not specifically weighted, the performance of each executive, the level of responsibility, and current inflationary indices were considered in establishing base salaries for executive officers. Salary ranges have been established with the assistance of the salary and benefits consultant and are based upon responsibility, experience, and individual performance. Mr.

Forsythe receives an annual salary of $300,000 for 1998. No written employment agreement has been entered into between the Company or the Bank and Mr. Forsythe. In determining Mr. Forsythe's salary, the Committee took into consideration the salaries of CEOs of similar-sized banks, the performance of the Bank, and the recommendations of the salary consultant.

EXECUTIVE INCENTIVE COMPENSATION PLAN. The Committee, working with an outside salary and benefits consultant designed the current incentive plan that would link the payout with shareholder interests. The Plan is reviewed annually by the Committee. The Plan, as it now exists has three components which determine the potential award within the Plan: Return on Assets, Return on Equity, and the dollar increase in net income over the prior year. The Plan has a minimum net income requirement before any payout is possible. There are participative levels within the Plan which range from the maximum payout being 40% of salary for Level I and 30% for Level II. Each level has a corporate performance component and an individual performance component. At Level I the corporate component is 80% and the personal component is 20%. The Committee sets "stretch" targets in order to achieve the maximum payout.

     As part of the executive incentive compensation plan a separate level was established for the CEO. The Plan provided for a maximum payout of 60% of salary with the range of the bonus awarded being based on corporate performance. Mr. Forsythe's bonus earned in 1997 was $168,000 (60%). The bonus was paid in 1998.

     Other executives receiving bonuses were evaluated based on comparisons to predetermined corporate and personal goals. Each officer achieved a majority of their goals and were comparably rewarded.

STOCK OPTION PLAN. In order to provide long-term incentives to key employees, including executive officers, to encourage share ownership by key officers, and to retain and motivate key officers to further shareholder returns, the Company has a Stock Option Plan. The Committee believes that stock options, which provide value to participants only when the Company's shareholders benefit from stock price appreciation, are an important component of the Company's executive compensation program. The number of options currently held by an officer is not a factor in determining individual grants. The value of stock options granted in 1997 ranged from 200% of base compensation at the CEO level down to 50% of base compensation. "Value" is determined by multiplying the number of options granted by the fair market value of the Company's Common Stock which underlies such options on the date of the grant. With respect to the options granted in 1997 to the CEO and to all other executive officers, the Committee in making the awards considered the various factors referred to above, especially the positive growth of the Company, its financial condition, and profitability. The Committee did not apply any specific weighting to the factors considered. The number of options which the Committee granted to the officers was based upon individual performance and level of responsibility, subject to Committee-imposed restrictions. The Committee determined that the award level must be sufficient in size to provide a strong incentive for participants to work for long-term business interests of the Company, thereby creating additional shareholder value resulting from the appreciation of the Company's stock, and to become significant owners of the Company. Options are granted at the fair market value of the Company's stock at the time of grant. Under the 1993 Plan, options vest at the rate of 40% after one year of date of grant and an additional 20% each year thereafter. Since an option gives the officer only the right to buy these shares at a fixed price over a future period, the compensation value is derived by the incentive to increase shareholder value in the future; hence, the motivation to improve the Company's performance.

MEMBERS OF THE COMPENSATION AND BENEFITS COMMITTEE

Paul O. Stillman - Chairman
Everett A. Gilmour
Dr. Peter B. Gregory
Andrew S. Kowalczyk, Jr.
John C. Mitchell
Richard F. Monroe

401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

     NBT Bancorp Inc. amended the Employee Stock Ownership Plan and 401(k) Plan, merging the two Plans together effective January 1, 1997. This merged and amended 401(k) and Employee Stock Ownership Plan is for the exclusive benefit of eligible employees and their beneficiaries. The Plan is administered by the Bank. Discretionary and matching contributions are primarily in the Company's common stock. The stock is voted by the Plan's Trustees only as participants direct the Trustees to vote by properly executing a proxy. At December 31, 1997, the Plan owned 551,848 shares of the Company's common stock, 6.12% of total shares outstanding.

     All employees of the Company and the Bank are eligible to participate in the plan after one year's service, are at least 21 years of age and complete 1,000 hours of service during the year. The Plan provides for partial vesting of an employee's interest in the Plan and approximately 20% per year with 100% vesting being achieved after five years of qualified service.

     However, participants are eligible to make salary reduction contributions after the date of hire if they are scheduled to work 1,000 hours in a twelve-month period. The plan provides that eligible employees may elect to defer up to 15% of his or her salary for retirement (subject to a maximum limitation of $9,500) and that the company or the bank will provide a matching contribution of 100% of the first 5% of the employee's deferred amount. In 1997, the company or the bank provided matching contribution to Mr. Forsythe of $8,000, Mr. Minor of $8,000, Mr. Dietrich of $7,218, Mr. Bradley of $6,573 and Mr. Roberts of $6,757. These payments are reflected in the Summary Compensation Table.

     Discretionary contributions, as determined annually by the Board of Directors, are made by the company to a separate trust for the benefit of the eligible employees and their beneficiaries. Annual contributions may not exceed amounts deductible for Federal income tax purposes. Employer contributions are allocated among all participants in proportion that each participant's compensation for the plan year bears to the total compensation of all participants for the plan year (compensation for the plan is defined as total compensation during a Plan Year that is subject to income tax and reflected on the W-2 Form, but including a salary reduction contribution to any plan or arrangement maintained by the company, and excluding distributions from non-qualified plans, income from the exercise of stock options, and severance payments). The Board of Directors may amend the plan at any time.

     The value of a  participant's  account is the total of  allocated  employer contribution, employee salary deferrals, plus the earnings on those contributions and deferrals, plus or minus any gain or loss on the investment of the contributions and deferrals.

     Normal retirement age under the plan is 65. The plan also provides for early retirement at age 55 and disability retirement at any age. In the event a participant dies before retiring under the plan, the value of his account in the plan will be paid to his or her beneficiary.

     A participant's retirement benefit under the plan is the value of his or her account at the date of retirement. Effective January 1, 1985, the normal form of retirement benefit for a married employee is a joint and survivor annuity; for an employee who is not married, a lump sum distribution of cash. Other available retirement options are: 1) installment payments of cash and 2) distributions of the account value in employer securities, both subject to obtaining spousal waivers.

     As a qualified plan (under current law) employer contributions and employee salary deferrals are not currently taxed to employees; and retirement benefits will be taxable to employees when received from the plan.

     In 1997, the Company made a discretionary contribution of $424,302 to the plan. The Summary Compensation Table reflects payments made to the Company's named executive officers under the plan.

STOCK OPTION PLAN

     The Board of Directors adopted Stock Option Plans in 1986 and in 1993, which were subsequently approved by the Company's stockholders at the 1987 and 1993 Annual Meetings, respectively. The purposes of the plans are to encourage ownership of capital stock of the Company by officers and other key employees of the Company and its subsidiaries in order to help the Company attract and retain in its service persons of exceptional competence, to furnish added incentives for them to increase their efforts on behalf of the Company, and to gain for the Company the advantages inherent in key employees having an ownership interest in the Company. Pursuant to the approval of the 1993 Stock Option Plan, the 1986 plan was "frozen" and no new options or stock appreciation rights may be granted under that plan.

     Options may be issued to full-time key employees (officers, whether or not they are Directors, and Directors who are also employees, including, but not limited to, President, Chief Executive Officer, Branch Manager, Department Head or Division Manager) of the Company or any subsidiary. Any employee of the Company or any subsidiary may be determined to be a key employee and may be granted an option at the discretion of the Board of Directors.

     The Plan permits the grant of either non-qualified stock options or incentive stock options as determined by the Board of Directors. The grants, when exercised, may not exceed any limit specified by the Internal Revenue Code,
Section 422A, or $100,000 annually, whichever is smaller, in the event that the optionee has incentive stock options.

     The exercise price and expiration dates with respect to each option are determined by the Compensation and Benefits Committee, but in no event may the price be less than 100% of the fair market value of the Company's Common Stock. "Fair Market Value" is defined as the average between the highest and lowest quoted selling prices of the Common Stock on the National Market System of NASDAQ on the date of grant with respect to incentive stock options, and on the five preceding trading days prior to the grant with respect to nonqualified options. Payment of the exercise price may be made by check or, with the consent of the Company, by delivery of shares of Common Stock of the Company, having fair market value equal to the exercise price or by the purchaser's fully-secured promissory note, bearing interest at such rate as may be determined by the Board of Directors. No option may be transferred, and each option is exercisable only by the optionee during its term in accordance with the provisions of the grant, provided he is currently employed by, or retired from, the Company or one of its subsidiaries. In the event that an optionee dies or becomes permanently disabled, an option will become exercisable in full on the date of death or determination of disability, and such option will remain exercisable by the optionee or his legal representative for six months after the date of death or disability. In the event that an optionee's employment by the Company is terminated for reasons other than retirement, disability or death, an option may be exercised within thirty days of termination of employment to the extent that it was exercisable at the date of such termination. No option granted under the Plan may extend for a period exceeding ten years from the date of the grant, and the Committee will determine the sequence in which grants may be exercised.

     The Plan is administered by the Compensation and Benefits Committee. The Board may, in its discretion, at any time, or from time to time, while the Plan is operative, make changes therein or amendments thereto without stockholder approval which, in its opinion, are not inconsistent with the purpose of the Plan, including, but not limited to, changes in the allocation of benefits which may increase the cost to the Company. The Plan contains provisions for adjustments in the event of stock splits, stock dividends and similar changes.

     As of December 31, 1997, 600,643 shares of the Company's Common Stock have been reserved for issuance under the Plans. In 1997, non-qualified options, which expire in 2007, for 117,810 shares were granted to 31 key employees, at an option price of $17.11. Options for 351,807 shares were outstanding at December 31, 1997 with option prices ranging from $8.58 to $17.11 per share for all officers as a group. All options were at 100% of fair market value as of date of the grant. Options and option prices have been adjusted for all stock dividends to date.

     Under current law, a participant who received non-qualified stock options or incentive stock options, will not realize any income, nor will the Company receive a deduction, for Federal income tax purposes, in the year of the grant. Ordinary income will be realized by the recipient of an option at the time shares are transferred, or cash paid to him, pursuant to his exercise of a non-qualified stock option. In the case of a non-qualified stock option, the amount of such income will be equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise.

EXECUTIVE INCENTIVE COMPENSATION PLAN

     The Company adopted, effective January 1, 1992, an Executive Incentive Compensation Plan (hereinafter, the "Plan") to promote individual motivation for the achievement of the Company's financial and operating objectives and to aid in attracting and retaining highly qualified personnel. Pursuant to the Plan, officers of the Bank are eligible to receive cash in the event certain performance criteria are satisfied. The operation of the Plan is predicated on the Bank's attaining and exceeding management performance goals. The goals consist of return on average assets, return on stockholders' equity, and profit improvement. Unless a participant elects to have all or a portion of his award deferred, distribution of awards will be made in cash during the first quarter after year-end. All distributions must be approved by the Compensation and Benefits Committee. This Committee has broad discretion in determining who will be eligible to receive incentive compensation awards and has full power and authority to interpret, manage, and administer the Plan. The Plan provides that the President and Chief Executive Officer of the Company will recommend to the Committee the amounts to be awarded to individual participants. The President and Chief Executive Officer may also recommend a change beyond the formula to a bonus award to a participant. The Committee has the authority to amend such recommendation.

     Bonus awards are made pursuant to an established formula. An employee will be placed into a particular level, according to the participant's office and responsibility. Depending upon the particular level, the 1998 award will range from 0% to 30% of the participant's regular salary at the lowest level to 0% to 75% of the salary at the CEO level. The formula provides that the financial criteria necessary for plan operation consist of return on average assets, return on equity, and profit improvement. Incentive distributions will be based upon attainment of corporate performance goals to establish the total awards. The total awards, in turn, will be determined by reference to both corporate and individual components. The corporate component will be determined by attainment of corporate goals (as established by the Committee) and the individual component will be determined by attainment of individual goals (objectives mutually agreed upon between participants and the division head and approved by the Chief Executive Officer). The corporate component will range from 100% for the highest level (the President and Chief Executive Officer) to 60% for the lowest level, whereas the individual component will range from 0% for the highest level to 40% for the lowest level.

     The Plan also provides that the Chief Executive Officer will own such number of shares of Company Common Stock as will equal at the end of the five years twice his current base salary.

     The amount of incentive compensation awards to the individuals named in the Summary Compensation Table is included in the "Bonus" column of that table. Payments of bonuses for 1997 pursuant to the Plan were made January 1998.

PERSONAL BENEFITS

     During the past fiscal year, no director, officer or principal stockholder or members of their respective families received any banking services or other benefits, including use of any staff, facilities or properties of the Company, not directly related to job performance and not generally available to all employees of the Company. Health insurance and group life insurance are routinely provided all staff members.

RELATED PARTY TRANSACTIONS

     The Bank has had, and expects in the future to have, transactions in the ordinary course of business with directors and officers of the Company and the Bank on the same terms as those prevailing at the time for comparable transactions with others. The Bank has extended credit to its directors and officers and their business interests. The total of these loans was $3,932,537, $4,238,002 and $3,563,357 at December 31, 1995, 1996, and 1997, respectively, representing 3.6%, 4.0% and 2.9% of equity capital at those dates. The highest aggregate amounts outstanding on such loans during 1995, 1996, and 1997 were $4,650,773, $4,238,002 and $5,008,597, respectively, which represented 4.3%,
4.0% and 4.1% of equity capital at those interim dates.

     All outstanding loans made by the Bank to such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and, in the opinion of management, do not present more than normal risk of collectability or present other unfavorable features. Based upon the information available to it, the Bank does not consider that any of the officers or directors of the Bank or the Company had a material interest in any transactions during the last year, except as stated above, or have such an interest in any proposed transactions.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return (i.e., price change, reinvestment of cash dividends and stock dividends received) on the Company's Common Stock against the cumulative total return of the NASDAQ Stock Market (US Companies) Index and the Index for NASDAQ Financial Stocks. The stock performance graph assumes that $100 was invested on December 31, 1992. The graph further assumes the reinvestment of dividends into additional shares of the same class of equity securities at the frequency with which dividends are paid on such securities during the relevant fiscal year. The yearly points marked on the horizontal axis correspond to December 31 of that year. Each of the referenced indices is calculated in the same manner. All are market-capitalization-weighted indices, so companies judged by the market to be more important (i.e., more valuable) count for more in all indices.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG NBT BANCORP INC., THE INDEX FOR NASDAQ FINANCIAL STOCKS, AND THE NASDAQ STOCK MARKET (US COMPANIES) INDEX.

{FOLLOWING IS A TABULAR PRESENTATION OF DATA POINTS FOR THE GRAPH WHICH APPEARS HERE IN THE PAPER COPY}

Measurement           NBT            NASDAQ              NASDAQ
Period (Fiscal        BANCORP        Financial           Composite Index
Year Covered)         INC.           Stocks Index        (US Companies)
--------------        -------        ------------        ---------------
4Q92                  $100.00        $100.00             $100.00
1Q93                  $116.28        $107.36             $101.95
2Q93                  $117.04        $102.64             $103.99
3Q93                  $123.08        $108.34             $112.68
4Q93                  $135.59        $104.88             $114.75
1Q94                  $130.87        $102.02             $109.82
2Q94                  $124.25        $107.71             $104.28
3Q94                  $121.35        $108.36             $112.92
4Q94                  $132.36        $100.19             $111.08
1Q95                  $129.31        $110.91             $120.72
2Q95                  $132.30        $119.63             $137.89
3Q95                  $135.31        $134.91             $154.15
4Q95                  $151.75        $145.44             $155.42
1Q96                  $148.54        $149.98             $162.70
2Q96                  $144.22        $151.90             $175.05
3Q96                  $149.77        $166.04             $181.24
4Q96                  $169.07        $185.99             $190.71
1Q97                  $184.57        $193.32             $180.47
2Q97                  $255.79        $225.48             $213.02
3Q97                  $252.65        $263.07             $249.01
4Q97                  $273.20        $291.44             $231.97

                                PROPOSAL NUMBER 2

        PROPOSAL TO RATIFY THE BOARD OF DIRECTORS ACTION IN SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE COMPANY

     The Board of Directors upon the recommendation of the Audit, Compliance and Loan Review Committee has appointed KPMG Peat Marwick LLP as independent auditors of the Company to examine the financial statements for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP has served as the Company's independent auditors since January 1987. Ratification of such employment will require the affirmative vote of the holders of a majority of the shares represented at the Meeting in person or by proxy and entitled to vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBER 2. In the event the stockholders fail to ratify this employment, it will be considered as a directive to the Board of Directors to select other auditors for the current year.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

                                   PROPOSAL 3

      PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     By resolution dated January 27, 1998, the Board of Directors declared it advisable and in the best interests of the Company to amend the Company's Certificate of Incorporation (the "Certificate") to increase the number of shares of stock that the Company has the authority to issue to an aggregate of 17,500,000 shares, of which 15,000,000 shares would be common stock and 2,500,000 shares would be preferred stock, and directed that the amendment to the Certificate be submitted to a vote of the stockholders at the Meeting. If the proposal is adopted, Article Fourth of the Certificate, as amended, will be further amended to read as follows:

     "FOURTH:    The total  number of shares of all classes of capital  stock which the Corporation shall have the authority to issue is Seventeen Million Five Hundred Thousand (17,500,000) shares, consisting of Fifteen Million (15,000,000) shares of Common Stock having no par value, stated value $1.00 per share and Two Million Five Hundred Thousand (2,500,000) shares of Preferred Stock having no par value, stated value $1.00 per share."


     The Certificate currently authorizes the issuance of up to 15,000,000 shares, consisting of 12,500,000 shares of common stock and 2,500,000 shares of preferred stock. As of March 1, 1998, the Company had 9,049,820 shares of common stock and no shares of preferred stock outstanding. In addition, as of the same date 1,118,507 shares of common stock were reserved for issuance as follows:
592,745 shares for issuance under the Company's stock option plans and 525,762 shares for issuance under the employee stock purchase and dividend reinvestment plan. Moreover, the Company has reserved 100,000 shares of preferred stock for possible issuance pursuant to the Company's stockholder rights plan, adopted in November 1994. The Company has also historically declared a 5% common stock dividend each December.

     The Board of Directors believes it is in the best interests of the Company and its stockholders to increase the number of authorized shares of common stock in order to have additional shares available for issuance to meet a variety of business needs as they may arise and to enhance the Company's flexibility in connection with possible future actions. These business needs and actions may include stock dividends, stock splits, employee benefit programs, corporate business combinations, funding of business acquisitions, and other corporate purposes. Although the Board periodically considers transactions such as those listed above, it currently does not have plans to issue any significant amount of such common stock or preferred stock, except as described in the preceding paragraph and in this proxy statement. The terms of the preferred stock to be authorized, including dividend rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, will be determined by the Board of Directors without any further authorization by the stockholders.

     The authorized shares of common stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the Company's stockholders, except as may be required by applicable laws or regulations. In this regard, the rules of the National Association of Securities Dealers, Inc. with respect to securities of companies approved for trading on the NASDAQ National Market, upon which the Company's common stock trades, currently requires stockholder approval of (a) acquisition transactions where the present or potential issuance of shares could result in an increase of 20% or more in the number of shares of common stock outstanding, (b) a stock option or purchase plan to be established pursuant to which stock may be acquired by officers or directors, and (c) a transaction pursuant to which the issuance would result in a change of control. The Board does not intend to issue any stock except on terms or for reasons which the Board deems to be in the best interests of the Company and except as stated elsewhere in this proxy statement. Because the holders of the Company's common stock do not have preemptive rights, the issuance of common stock otherwise than on a pro-rata basis to all current stockholders would reduce the current stockholders' proportionate interests. However, in any such event, stockholders wishing to maintain their interests may be able to do so through normal market purchases. Any future issuance of common stock or preferred stock will be subject to the rights of holders of outstanding shares of any preferred stock which the Company may issue in the future. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized common stock or preferred stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type, and this amendment to the Certificate is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company.

     Adoption of the amendment to the Certificate requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Abstention from voting on this amendment (including broker non-vote) has the same legal effect as a vote "against" this amendment. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE CERTIFICATE TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE. Proxies will be voted FOR unless stockholders specify otherwise in their proxies. If this proposal is approved by the stockholders, it will become effective upon the filing of the Certificate of Amendment of the Company's Certificate of Incorporation with the Secretary of State of the State of Delaware, which will occur as soon as reasonably practicable after approval.

                                   PROPOSAL 4

                  PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, and recommends that the stockholders approve, amendments to the Company's 1993 Stock Option Plan (the "1993 Plan") as follows. The 1993 Plan as amended is attached to this proxy statement as Annex A.

     INCREASE IN PLAN SHARES. Currently, the 1993 Plan provides for options to be granted permitting the purchase of a maximum of 607,753 shares of Common Stock, having been adjusted for the Company's annual stock dividend. As of the date of this proxy statement, options to purchase a total of 479,617 shares of Common Stock had been granted, and options to purchase a total of 128,136 shares of Common Stock remained ungranted. Of the total options granted, 443,863 remain available for exercise. In order for the 1993 Plan to be able to accomplish the purposes and goals established by the Board for the 1993 Plan, the Board has determined to increase the number of shares available for option under the 1993 Plan by 600,000. If the stockholders approve the amendments to the 1993 Plan, options will be available for future grant to purchase a total of 728,136 shares of Common Stock, net of currently granted and heretofore exercised options.

     EXTENSION OF TERM OF PLAN. The 1993 Plan currently provides that it will expire on April 24, 2003, ten years from the original adoption date. The Board has proposed that the life of the 1993 Plan be extended until April 18, 2008, ten years after the date of this year's annual meeting of stockholders.

     ELIMINATION OF INCENTIVE STOCK OPTIONS. Currently, the 1993 Plan permits the Committee to grant incentive stock options ("ISOs"). To date, no ISOs have been granted under the 1993 Plan. The Board has determined that the 1993 Plan would better serve the interests of the Company if the provisions to grant ISOs were eliminated. Upon stockholder approval of the amendments, the Committee will be authorized to grant only non-qualified options under the 1993 Plan.

     RELOAD OPTIONS. As amended, the 1993 Plan provides that for each share of Common Stock purchased by an optionee upon the exercise of a stock option pursuant to the 1993 Plan the optionee will receive a Reload Option to purchase another share of Common Stock. Granting of a Reload Option is subject to the express approval of the Board of Directors or the Committee. The exercise price of Reload Options will be the fair market price of the Common Stock on the date of exercise of the original option. A Reload Option will become exercisable two years after the date of its grant, provided the optionee is then an employee or retired employee of the Company, will be exercisable for the same number of years that was originally assigned to the option which such Reload Option replaced, and will be subject to such other terms and conditions as the Committee may determine. No Reload Options are permitted to be granted upon exercise of Reload Options. If an optionee sells shares of Common Stock without Board or Committee approval (which approval will not be withheld in the case of an optionee's financial hardship) within two years after the grant of a Reload Option, then the number of shares of Common Stock available for purchase by an optionee upon the exercise of a Reload Option will be reduced by that number of shares of Common Stock that the optionee will have sold within such two-year period after the grant date of the Reload Option. These provisions regarding Reload Options apply to stock options currently granted and outstanding under the 1993 Plan, as well as to options yet to be granted under the 1993 Plan.

     CHANGE IN CONTROL. The 1993 Plan as amended provides that immediately upon the occurrence of a Change in Control of the Company, all outstanding options will immediately vest and become exercisable in full, including that portion of any option that had not theretofore become vested and exercisable. A "Change in Control" of the Company is defined as:

(i) A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's Voting Securities; or

(ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iii) There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or
(y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions), of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control, or

(iv) Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

     In this regard, the term "Person" is defined as any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored by the Company and the term "Voting Securities" is defined as the Company's outstanding securities ordinarily having the right to vote at elections of directors.

     The Company currently is aware of no situation wherein the Company is subject to or threatened by a Change in Control.

     REVISION OF RETIREMENT AND DISABILITY PROVISIONS. The Board believes that retired and disabled optionees will be better served by amending the 1993 Plan regarding vesting and exercise provisions. The 1993 Plan at present provides that an optionee who retires from the Company or its subsidiaries will be able to exercise his or her options in accordance with their terms. The amendment provides that an optionee's options will vest immediately upon retirement and will be exercisable in full upon retirement and in accordance with the other terms of the options. The 1993 Plan presently provides that an optionee who becomes permanently and totally disabled will be able to exercise his or her options for six months after the date of such disability; additionally, all options become exercisable immediately. The amendment will retain the accelerated vesting provision of the 1993 Plan and will eliminate the six-month exercise provision, thereby permitting the disabled optionee to exercise his or her options immediately and in accordance with the other original terms of the options.

     TERMINATION FOR CAUSE. The Board proposes to amend the 1993 Plan by providing that, if an optionee's employment with the Company or its subsidiaries is terminated for cause, such optionee's options will be canceled and rendered null and void on the date such employment is terminated. Termination of an optionee's employment for cause has been defined to mean termination because the optionee committed an act of fraud, embezzlement, or theft constituting a felony, or an act intentionally against the interests of the Company which causes the Company material injury.

SUMMARY OF THE 1993 PLAN

     The 1993 Plan is intended to promote the interests of the Company and its stockholders by ensuring continuity of management and increased incentive on the part of officers and other key management employees of the Company and its subsidiaries responsible for major contributions to effective management, through facilitating their acquisition of equity interests in the Company.

     The 1993 Plan authorizes the granting of options ("Options") to purchase shares of the Company's Common Stock to officers and key management employees of the Company and its subsidiaries. Common Stock issued pursuant to the 1993 Plan may be authorized but unissued Common Stock or reacquired Common Stock, or both. The 1993 Plan is administered by the Board of Directors, the Compensation and Benefits Committee, or a subcommittee thereof (the "Committee"), consisting of at least three Directors of the Company who are disinterested directors as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

     The Committee (or subcommittee, as the case may be) is authorized to determine the employees to whom grants of Options may be made under the 1993 Plan, the number and terms of Options to be granted to each employee selected, the time or times when Options will be granted, the period during which Options will be exercisable, and the exercise price per share of Common Stock. The exercise price may not be less than the fair market value of a share of Common Stock at the date the Option is granted.

     Options granted to an employee under the 1993 Plan may not be transferred by the recipient otherwise than by will or by the law of descent and distribution, and such Option may be exercisable during such person's life only by him. No Option may be exercisable after the expiration of ten years from the date such Option is granted. The terms of an Option must provide that it is exercisable only in specified installments during the Option period: to the extent of forty percent of the number of shares originally covered thereby with respect to each particular grant of options, at any time after the expiration of one year from the date of grant, and to the extent of an additional twenty percent of such number of shares upon the expiration of each succeeding year, so that upon the expiration of four years from the date of grant one hundred percent of such number of shares will be eligible for exercise by the recipient. Such installments are cumulative. Upon termination of his employment, any such Option will be exercisable to the extent that he was entitled to exercise the Option at the date of such termination; upon the employee's death, the Option will become exercisable in full on the date of death.

     The 1993 Plan provides that, if there occurs a change in the number of outstanding shares of Common Stock by reason of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or other similar event, the Committee may, in its discretion, make such adjustments as may be equitably required in the number of shares that may be issued under the 1993 Plan, in the number of shares which are subject to outstanding Options, and in the purchase price per share relating thereto.

     The Board may amend the 1993 Plan at any time without the approval of the stockholders of the Company, but no amendment which (a) increases the aggregate number of shares as to which Options may be granted under the 1993 Plan (other than equitable adjustments referred to in the immediately preceding paragraph which will not constitute amendments), (b) changes the class of persons eligible to receive options, (c) changes the provisions of the 1993 Plan regarding the option price, (d) extends the period during which options may be granted, (e) extends the maximum period after the date of grant during which options may be exercised, or (f) changes the provision in the 1993 Plan as to qualification for membership on the Committee will be effective unless and until the amendment is approved by the stockholders of the Company. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not to be the surviving corporation or a sale of substantially all the assets of the Company to another corporation, every option outstanding under the 1993 Plan will terminate, except that the optionee will have the right to exercise, prior to or simultaneously with such event, his Option to purchase any or all shares then subject to the Option, including those, if any, which have not theretofore become available for purchase under other provisions of the 1993 Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Under the present provisions of the Internal Revenue Code of 1986, as amended, the Federal income tax consequences of the 1993 Plan are as follows:
The granting of a non-qualified option to an employee will not result in taxable income to the recipient or a deduction in computing the income tax of the Company or any subsidiary. Upon exercise of a non-qualified option, the excess of the fair market value of the shares acquired over the Option price is (a) taxable to the optionee as ordinary income and (b) deductible in computing the Company's income tax, subject to satisfying applicable withholding requirements and general rules relating to reasonableness of compensation.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy and entitled to vote is required to approve the adoption of the amendments to the 1993 Plan. THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

STOCKHOLDER PROPOSALS

     Management anticipates mailing the proxy materials for the 1999 Annual Meeting on or about March 17, 1999. If any security holder wishes a proposal to be considered for inclusion in the 1999 Proxy Statement, this material must be received by the Chief Executive Officer no later than November 13, 1998.

OTHER MATTERS

     Management does not know of any other matters which may come before the Meeting. However, if any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with the recommendations of the Board of Directors. It is important that proxies be returned promptly. Therefore, the stockholders who do not expect to attend in person are urged to mark, date, sign and return the enclosed proxy in the accompanying postage paid envelope.

                       By Order of the Board of Directors

                       /s/DARYL R. FORSYTHE

                      Daryl R. Forsythe
                      President and Chief Executive Officer

                      /s/JOE C. MINOR

                      Joe C. Minor
                      Chief Financial Officer and Treasurer

Dated: March 17, 1998

                                     ANNEX A

                                NBT BANCORP INC.
                             1993 STOCK OPTION PLAN

         1. Purposes. (a) The purposes of the 1993 Stock Option Plan (the "Plan") are (a) to attract and retain outstanding key management employees, (b) to further the growth, development, and financial success of NBT Bancorp Inc. (the "Company") by recognizing and rewarding those key employees responsible therefore, (c) to provide an incentive to, and encourage stock ownership in the Company, by those employees responsible for the policies and operations of the Company or its subsidiaries, and (d) to revise and amend the Company's stock option plan dated November 25, 1986, as amended January 12, 1988 (referred to herein as the "1986 Plan"), in the manner set forth in Section 22, below.

         (b) In furtherance of these purposes, all stock options to be granted pursuant to the Plan shall be non-statutory ("non-qualified") stock options.

         2. Administration. (a) This Plan shall be administered by the Board of Directors of the Company, the Compensation and Benefits Committee of the Board of Directors of the Company (or successor committee) or a subcommittee thereof (the "Committee"). The Committee shall consist of not fewer than three members of the Board of Directors. It is intended that the Committee at all times comply with the disinterested administration provisions of Rule 16b-3 promulgated under
Section 16(b) of the Securities Exchange Act of 1934, as amended.

         (b) The Committee shall have full authority and discretion to determine, consistent with the provisions of this Plan, the employees to be granted options; the times at which options will be granted; the option price of the shares subject to each option (subject to Section 6); the number of options to be granted to each employee; the period during which each option becomes exercisable (subject to Section 8); and the terms to be set forth in each option agreement. The Committee shall also have full authority and discretion to adopt and revise such rules and procedures as it shall deem necessary for the administration of this Plan. The Committee shall act by majority vote of all members taken at a meeting of the Committee or by the written affirmation of a majority of its members without a meeting.

         (c) The Committee's interpretation and construction of any provisions of this Plan or any option granted hereunder shall be final, conclusive, and binding.

         3. Eligibility. The Committee shall from time to time determine the key management employees of the Company and its subsidiaries who shall be granted options under this Plan. For purposes of this Plan, key management employees shall be deemed to be those employees who are responsible for the policies and operation of the Company and its subsidiaries, including its president, chief executive officer, other executive officers, department heads, branch managers, and division managers of the Company or its subsidiaries. A person who has been granted an option may be granted additional options under this Plan if the Committee shall so determine. The granting of an option under this Plan shall not affect any outstanding stock option previously granted to an optionee under this Plan or any other plan of the Company.

         4. Shares of stock subject to this Plan. The number of shares which may be issued pursuant to options granted under this Plan shall not exceed 1,207,753 shares of the no par value, stated value $1.00 per share, common stock of the Company (the "Common Stock"). Such shares may be authorized and unissued shares or shares previously acquired or to be acquired by the Company and held in treasury. The Company shall reserve a sufficient number of shares for options granted under the Plan. Any shares subject to an option which expires for any reason or is terminated unexercised as to such shares may again be subject to an option under this Plan.

         5. Issuance and terms of option certificates. Each optionee shall be entitled to receive an appropriate certificate evidencing his option and referring to the terms and conditions of this Plan.

         6. Granting price of options. (a) The grant of each option shall state the number of shares to which it pertains and shall state the exercise price, which shall not be less than 100% of the fair market value of the Common Stock. "Fair Market Value," as used in this Plan, shall mean the average between the highest and lowest quoted selling prices of the Common Stock on the National Market System of NASDAQ on the date of grant and the five preceding trading days prior to the date of grant. If there is no sale reported on the National Market

System of NASDAQ on the appropriate date, the Fair Market Value shall be determined by taking the average between the highest and lowest sales for the five most recent preceding trading days.

         (b) The option price shall be payable in United States dollars and be paid in full upon the exercise of the option and may be paid in cash or by check, provided, however, that subject to the discretion of the Committee and provided that all required regulatory approvals, if any, have been obtained, the optionee may deliver certificates of the Common Stock of the Company in part or in full payment of the purchase price (including the payment of all applicable federal and state taxes due upon exercise) in which event such certificates shall be valued at their Fair Market Value upon exercise of the option.

         7. Use of proceeds. The proceeds from the sale of the Common Stock upon exercise of options shall be added to the general funds of the Company and used for its corporate purposes.

         8. Term and exercise of options. (a) Each option granted under this Plan shall be exercisable on the dates, for the number of shares and on such other terms as shall be provided in the agreement evidencing the option granted by the Committee. An option granted under the Plan shall become exercisable in installments as follows: to the extent of forty percent (40%) of the number of shares originally covered thereby with respect to each particular grant of options, at any time after the expiration of one year from the date of grant, and to the extent of an additional twenty percent (20%) of such number of shares upon the expiration of each succeeding year, so that upon the expiration of four years from the date of grant one hundred percent (100%) of such number of shares will be eligible for exercise by the optionee; and such installments shall be cumulative.

         (b)An option may be exercised at any time or from time to time during the term of the option as to any or all full shares which have become purchasable under the provisions of the option and this Plan. However, no option shall be exercisable until after one year from the date of grant, nor after the expiration of ten years from the date of grant.

         (c) An option shall be exercised by written notice of intent to exercise the option with respect to a specified number of shares delivered to the Company's secretary or treasurer at its principal office in Norwich, New York and payment in full to the Company at such office of the amount of the option price for the number of shares of Common Stock with respect to which the option is then being exercised. In addition to and at the time of payment of the option price, the optionee shall pay to the Company in cash or in Common Stock of the Company the full amount of all federal and state withholding or other taxes applicable to the taxable income of such optionee resulting from such exercise.

         (d) (i) Except as otherwise provided herein, for each share of Common Stock purchased by an optionee upon the exercise of a stock option pursuant to the Plan, the optionee upon the approval of the Board or the Committee shall receive a replacement option (a "Reload Option") to purchase another share of Common Stock at the Fair Market Value, determined in accordance with Section 6(a), on the date of exercise of such original option.

         (ii) A Reload Option shall become exercisable two years after the date of its grant, provided the optionee is then an employee or retired employee of the Company, shall be exercisable for the same number of years that was originally assigned to the option which such Reload Option replaced, and shall be subject to such other terms and conditions as the Committee may determine.

         (iii) No Reload  Option  shall be  granted  upon  exercise  of a Reload
Option.

         (iv) If an optionee shall sell shares of Common Stock without Board or Committee approval (which approval shall not be withheld in the case of an optionee's financial hardship) within two years after the grant of a Reload Option, then the number of shares of Common Stock available for purchase by an optionee upon the exercise of a Reload Option shall be reduced by that number of shares of Common Stock that the optionee shall have sold without such approval within such two-year period after the grant date of the Reload Option.

       9. Nontransferability. All options granted under this Plan shall be nontransferable by the optionee, otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime, only by him, nor may any option be assigned, pledged, hypothecated, or otherwise disposed of in any other way. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of an option or any other right or privilege conferred under this Plan, such option and any other rights or privileges conferred hereunder shall be deemed forfeited, immediately terminated, and rendered null and void.

         10. Requirements of law. The granting of options and the issuance of shares of Common Stock upon the exercise of an option shall be subject to all applicable laws, rules, and regulations and shares shall not be issued except upon approval of proper government agencies or stock exchanges as may be required.

         11. Termination of Employment. (a) Except as otherwise provided herein and in Section 12, if an optionee's employment with the Company or its subsidiaries shall terminate for any reason, he may, but only within a period of 30 days beginning the day following the date of such termination of employment, exercise his option, to the extent that he was entitled to exercise it at the date of such termination.


         (b)(i) If an optionee's employment with the Company or its subsidiaries shall terminate for "cause," as defined below, all options held by such optionee at the date of such termination of employment shall be deemed forfeited, immediately terminated, and rendered null and void.

         (ii) Termination of an optionee's employment by the Company for "cause" shall mean termination because, and only because, the optionee committed an act of fraud, embezzlement, or theft constituting a felony or an act intentionally against the interests of the Company which causes the Company material injury. Notwithstanding the foregoing, the optionee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the optionee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to the optionee and an opportunity for the optionee, together with optionee's counsel, to be heard before the Board), finding that in the good faith opinion of the Board the optionee was guilty of conduct constituting cause as defined above and specifying the particulars thereof in detail.

         12. Retirement, disability, or death of optionee. (a) In the event that the optionee shall retire, the option shall become exercisable in full on the date of retirement, shall otherwise continue in full force and effect as if the optionee were still employed by the Company or its subsidiaries, and shall be exercisable in accordance with its terms.

         (b) In the event that the optionee shall become permanently and totally disabled, as determined by the Committee in accordance with applicable Company personnel policies, such option shall become exercisable in full on the date of such disability and shall otherwise remain exercisable in accordance with its terms for the remaining term of the option as established upon grant of such option.

         (c) In the event of the death of an optionee while in the employ of the Company or its subsidiaries, the option theretofore granted to him shall be exercisable only by the proper personal representative of the optionee's estate within a period of six months after the date of death and such option shall become exercisable in full on the date of such death.

         13. Acceleration of Vesting. (a) Immediately upon the occurrence of a Change in Control of the Company, all options shall immediately vest and become exercisable in full, including that portion of any option that had not theretofore become vested and exercisable.

         (b) A "Change of Control" of the Company shall mean:

         (i) A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company's Voting Securities; or

         (ii) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

         (iii) There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions), of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control; or

         (iv) Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

         (c) For purposes of these "Change in Control" provisions, the term "Person" shall mean and include any individual, corporation, partnership, group, association, or other "person," as such term is used in Section 14(d) of the Exchange Act, other than the Company or any employee benefit plan(s) sponsored by the Company.

         (d) The term "Voting Securities" shall mean the Company's outstanding securities ordinarily having the right to vote at elections of directors.

         14. Adjustments. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares subject to each outstanding option and the option prices or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the sale by the Company of its Common Stock in the open market in an SEC-registered offering or in a privately-placed exempt offering or the issuance by the Company of Common Stock pursuant to the Company's Automatic Dividend Reinvestment and Stock Purchase Plan or the Employees' Stock Ownership Plan or of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into Common Stock.

         15. Extraordinary transactions. Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company with one or more corporations or other entity as a result of which the Company is not the surviving corporation, or (iii) a sale of substantially all the assets of the Company to another corporation or other entity, the Board of Directors shall cause written notice of the proposed transaction to be given to the optionee or grantee not less than 40 days prior to the anticipated effective date of the proposed transaction, and the option shall be accelerated and, prior to a date specified in such notice, which shall be not more than ten days prior to the anticipated effective date of the proposed transaction, the optionee shall have the right to exercise the stock option to purchase any or all shares then subject to the option, including those, if any, which have not become available for purchase under other provisions of the Plan. The optionee, by so notifying the Company in writing, may, in exercising the stock options, condition such exercise upon, and provide that such exercise shall become effective at the time of but immediately prior to, the consummation of the transaction, in which event the optionee need not make payment for the shares of Common Stock to be purchased upon exercise of the option until five days after written notice by the Company to the optionee that the transaction is consummated. Each option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the proposed transaction is abandoned, any shares of Common Stock not purchased upon exercise of the option shall continue to be available for exercise in accordance with the other provisions of the Plan, and the shares of Common Stock, if any, purchased upon exercise of an option pursuant to this subsection shall be deemed to have been purchased in the order in which they first become available for purchase under other provisions of the plan.

         16. Claim to stock option, ownership, or employment rights. No employee or other person shall have any claim or right to be granted options under this Plan. No optionee, prior to issuance of the stock, shall be entitled to voting rights, dividends, or other rights of stockholders except as otherwise provided in this Plan. Neither this Plan nor any other action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or a subsidiary.

         17. Unsecured obligation. Optionees under this Plan shall not have any interest in any fund or specific asset of the Company by reason of this Plan. No trust fund shall be created in connection with this Plan or any award thereunder, and there shall be no required funding of amounts which may become payable to any optionee.

         18. Expenses of plan. The expenses of administering the Plan shall be borne by the Company.

         19. Reliance on reports. Each member of the Committee and each member of the Board of Directors shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee or of the Board of Directors be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action, including the furnishing of information, taken or failure to act, if in good faith.

         20. Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act, in good faith, under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power than the Company may have to indemnify them or hold them harmless.

         21. Amendment and termination. Unless this Plan shall theretofore have been terminated as hereinafter provided, no options may be granted after April 18, 2008. The Board of Directors may terminate this Plan or modify or amend this Plan in such respect as it shall deem advisable, provided, however, that the Board of Directors may not without further approval by the Company's shareholders, (a) increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan except as provided in Section 14,
(b) change the class of persons eligible to receive options, (c) change the provisions of the Plan regarding the option price, (d) extend the period during which options may be granted, (e) extend the maximum period after the date of grant during which options may be exercised or (f) change the provision in the Plan as to the qualification for membership on the Committee. No termination or amendment of the Plan may, without the consent of a person to whom an option shall theretofore have been granted, adversely affect the rights of such person under such option.

         22. Revision and amendment of 1986 Plan. (a) Upon the adoption of the Plan, the Board of Directors and the Committee shall have no authority to grant additional options or SARs pursuant to the 1986 Plan, except as otherwise provided in this Section.

         (b) Article VI of the 1986 Plan is hereby amended to authorize the Board of Directors or the Committee to (i) dissolve the in tandem feature of previously-granted options and SARs and (ii) cancel previously granted SARs and grant replacement options on the basis of seven-tenths (.7) options for each SAR and such replacement options having terms similar to those of the canceled SARS, the Board of Directors having determined that this was the amount necessary to induce holders of SARs to surrender such SARS.

         23. Gender. Any masculine terminology used in this Plan shall also include the feminine gender.

         24. Effective date of plan. The Plan was approved by a majority of the shareholders of the Company at its annual meeting on April 24, 1993 (or adjournment thereof) and shall become effective as of April 24, 1993.

         25. Plan binding on successors. The Plan shall be binding upon the successors and assigns of the Company.

         26. Ratification of actions. By accepting any option or other benefit under the Plan, each participant in the Plan and each person claiming under or through such participant shall be conclusively deemed to have indicated such person's acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board, or the Committee.

         27. Invalidity or unenforceability. If any term or provision of the Plan is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms and provisions will remain in full force and effect and will in no way be affected, impaired, or invalidated.

                                NBT BANCORP INC.

                                /s/DARYL R. FORSYTHE

                                Daryl R. Forsythe
                                President and Chief Executive Officer

                                /s/JOHN D. ROBERTS

                                John D. Roberts
                                Secretary

                PROXY FOR 1998 ANNUAL MEETING OF NBT BANCORP INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

KNOWN ALL MEN BY THESE PRESENTS that I (we), the undersigned Stockholder(s) of NBT Bancorp Inc. (the "Company"), do hereby nominate, constitute and appoint James I. Dunne and James A. Hoy or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said Company, standing in my name on its books February 27, 1998, at the Annual Meeting of its Stockholders to be held at Norwich Senior High School, Midland Drive, Norwich, New York 13815 on April 18, 1998, at 11:00 a.m., or at any adjournments thereof, with all the powers the undersigned would possess if personally present.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BELOW. IN THE ABSENCE OF ANY DIRECTION, THE SHARES REPRESENTED HEREBY SHALL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT SIX, FOR THE ELECTION OF THE NOMINEES LISTED, FOR RATIFICATION OF THE INDEPENDENT PUBLIC ACCOUNTANTS, FOR APPROVAL TO AMEND THE COMPANY'S CERTIFICATE TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK, AND FOR APPROVAL OF THE AMENDMENTS TO THE 1993 STOCK OPTION PLAN.

Comments/Address Changes:  ___________________________________________

 [ X ]  Please mark your votes as in this example.

                                    FOR ALL           WITHHOLD FROM
                                    NOMINEES           ALL NOMINEES

1) Election of Directors.            [   ]                 [   ]
   Fix the number of Directors
   at six and the election of
   nominees listed below:

NOMINEES:
Daryl R. Forsythe
Everett A. Gilmour

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE NOMIMEES.

IF YOU DO NOT WISH YOUR SHARES
VOTED "FOR" A PARTICULAR NOMINEE,
DRAW A LINE THROUGH THAT PERSON'S
NAME AT LEFT.

                                      FOR          AGAINST        ABSTAIN
2) Approval of the appointment       [   ]          [   ]          [   ]
   of KPMG Peat Marwick LLP as
   Independent Public
   Accountants For the Company
   for 1998.
   The Board of Directors
   Recommends a vote FOR approval.

                                      FOR          AGAINST        ABSTAIN
3)Approval of the amendment to       [   ]          [   ]          [   ]
  the Company's Certificate of
  Incorporation to increase the
  number of authorized shares
  of Common Stock to 15,000,000
  shares.
  The Board of Directors
  Recommends a vote FOR approval.

                                      FOR          AGAINST        ABSTAIN
4)Approval of the amendments to      [   ]          [   ]          [   ]
  the 1993 Stock Option Plan.
  The Board of Directors
  Recommends a vote FOR approval.

 In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any adjournment or postponed thereof.

Mark box at right if comments or address change have been noted on the [ ] reverse side of this card.

SIGNATURE(S)__________________________DATE_________

NOTE: Please sign exactly as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.